QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David M. Moffett, Lee R. Mitau and Terrance R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 for registration of shares of U.S. Bancorp common stock to be issued in connection with a transaction involving United Financial Corp. and one or more Registration Statements on Form S-8 that are necessary in connection with that transaction, and any and all amendments to any of those Registration Statements, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer	Chairman and Chief Executive Officer	October 17, 2006
/s/ DAVID M. MOFFETT David M. Moffett	Vice Chairman and Chief Financial Officer	October 17, 2006
/s/ TERRANCE R. DOLAN Terrance R. Dolan	Executive Vice President and Controller	October 17, 2006
/s/ VICTORIA BUYNISKI GLUCKMAN Victoria Buyniski Gluckman	Director	October 17, 2006
/s/ ARTHUR D. COLLINS, JR. Arthur D. Collins, Jr.	Director	October 17, 2006
/s/ PETER H. COORS Peter H. Coors	Director	October 17, 2006
/s/ RICHARD K. DAVIS Richard K. Davis	Director	October 17, 2006

/s/ JOEL W. JOHNSON Joel W. Johnson	Director	October 17, 2006
Olivia F. Kirtley	Director
/s/ JERRY W. LEVIN Jerry W. Levin	Director	October 17, 2006
/s/ DAVID B. O'MALEY David B. O'Maley	Director	October 17, 2006
/s/ O'DELL M. OWENS, M.D., M.P.H. O'dell M. Owens, M.D., M.P.H.	Director	October 17, 2006
/s/ RICHARD G. REITEN Richard G. Reiten	Director	October 17, 2006
/s/ CRAIG D. SCHNUCK Craig D. Schnuck	Director	October 17, 2006
/s/ WARREN R. STALEY Warren R. Staley	Director	October 17, 2006
/s/ PATRICK T. STOKES Patrick T. Stokes	Director	October 17, 2006

QuickLinks

POWER OF ATTORNEY